Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 28, 2015, in the Registration Statement (Form N-1A) of Direxion Funds for the year ended August 31, 2015, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 166 under the Securities Act of 1933 (Registration No. 333-28697).

                /s/Ernst & Young LLP

New York, New York

December 23, 2015